                                  G E N E S I S


                   RULES AND PROCEDURES FOR PERSONAL INVESTING



This document constitutes the Rules and Procedures for Personal Investing (the "Rules") adopted by the Genesis Group and is drawn from a variety of legal and regulatory sources including the provisions of Rule 17j-1 under the US Investment Company Act of 1940, as amended (the "Investment Company Act"), and of Rules 204-2(a)(12) and 204-2(a)(13) under the US Investment Advisers Act of 1940, as amended (the "Advisers Act"), the Rules of the UK Listing Authority, Rules of the Investment Management Regulatory Organisation ("IMRO") and the UK Criminal Justice Act 1993. This document is intended to be read in conjunction with the Genesis Code of Ethics.

References herein to the Code shall include the Genesis Code of Ethics, these Rules and Procedures, Statement of Policies and Procedures on Insider Dealing and Policy on Gifts and Inducements. References herein to Genesis or the Genesis Group shall mean Genesis Holdings International Limited, its subsidiaries and affiliated companies, including Genesis Asset Managers Limited, Genesis Asset Managers International Limited Genesis Investment Management Limited.

                                                                        Page
I.    General                                                           2
      A.       Purpose and Scope                                        2
      B.       Covered Persons                                          2
      C.       Covered Accounts                                         2
      D.       Covered Securities                                       3

II.            Prohibited Activities                                    3
      A.       Activities for Personal Benefit                          3
      B.       Profiting From Knowledge of Client Transactions          4
      C.       Certain Trades                                           4
      D.       Gifts and Hospitalities                                  5
      E.       Violations of the Antifraud Laws and Regulations         5
      F.       Insider Dealing                                          6

III.  Pre-Clearance                                                     6
               Pre-Clearance procedures                                 7

IV.   Reporting                                                         7

V.    Additional Information                                            8

Appendix A     Beneficial Ownership                                     9
Appendix B     Policy on Gifts and Inducements                         13
Appendix C     Statement of Policies and Procedures on                 16
               Insider Dealing

                                                                               1
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I        General

         A.       Purpose and Scope

                  The Rules focus on personal transactions in securities by persons associated with the Genesis Group. The Rules however do not attempt to address all areas of potential liability under applicable laws. Accordingly, you are advised to seek advice from the Compliance Officer, or his designee, if you are unsure whether a transaction would be covered hereby.

                  The Rules are based on the principle that the officers, directors and employees of the Genesis Group owe a fiduciary duty to clients to among others, place the interests of the Clients above their own and to conduct their personal securities transactions in a manner which does not interfere with Client transactions, create an actual or potential conflict of interest with a Client or otherwise take unfair advantage of their relationship to Clients. Persons covered hereby must adhere to these general principles as well as comply with the Rule's specific provisions. Technical compliance with the Rule's will not automatically insulate from scrutiny trades which show a pattern of abuse of the individual's duties to Clients in general or a specific Client.

                  Recognizing that certain requirements are imposed on investment advisers, investment managers and advisers to investment companies by IMRO, the US Securities and Exchange Commission ("SEC"), the British Columbia Securities Commission, the Guernsey Financial Services Commission, the Investment Company Act and the Advisers Act, the Rules have been designed to provide protection to accounts for which a fiduciary relationship exists and at the same time maintain an atmosphere within which conscientious professionals may develop and maintain investment skills. The provisions of these Rules, therefore, are designed to foster personal investments while minimizing conflicts under these circumstances and establishing safeguards against overreaching.

         B.       Covered Persons

                  Each provision of these Rules applies to all staff of the Genesis Group and persons who have been registered by the Genesis Group with the various regulators that regulate the Group's activities or who participate directly in regulated activities ("Covered Persons").

         C.       Covered Accounts

                  The provisions of the Rules apply to transactions in reportable securities for any account "beneficially owned" by any Covered Person. The term "beneficial ownership" is more encompassing than one might expect.

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                  For example, an individual may be deemed to have beneficial ownership of securities held in the name of a spouse, their minor children, or relatives sharing his or her home or under other circumstances indicating a sharing of financial interest. (See the Appendix A to these Rules for a more comprehensive explanation of beneficial ownership.) Please contact the Compliance Officer if you are unsure as to whether you have beneficial ownership of particular securities or accounts.

         D.       Covered Securities

                  Genesis has established certain procedures to monitor individual transactions in "reportable securities" (as defined below) for compliance with these Rules, and to avoid situations which have the potential for conflicts of interest with Clients. You are required to comply with the procedures described below. Failure to follow these procedures or the filing of a false, misleading or materially incomplete report will itself constitute a violation of these Rules.

                  The reports required are necessary for transactions in all reportable securities. If an investment is made in an entity substantially all of whose assets are shares of another entity or entities, the security purchased should be reported and the underlying security or securities identified. If however, management of the underlying investments is not within the Covered Person's control e.g. a regulated collective investment scheme, the underlying securities need not be reported. Furthermore, if an investment is made in a private placement, this transaction must be reported.

                  "Reportable securities" are ALL securities except:

                  a) Direct obligations of the US government, U.S. Treasury Notes, Bills and Bonds;

                  b) money market instruments such as certificates of deposit, banker's acceptances and commercial paper;

                  c) shares of (Investment Company Act) registered open-ended investment companies;

                  d) any obligations of agencies and instrumentalities of the U.S. government if the remaining maturity is one year or less.

         II       Prohibited Activities

                  A.       Activities for Personal Benefit

                           Inducing or causing a Client to take action, or to fail to take action, for personal benefit rather than for the benefit of the Client is prohibited. For example, you would violate this Code by causing a Client to purchase a security you owned for the purpose of supporting or increasing the price of that security.

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                           Causing a Client to refrain from selling a security
                           in an attempt to protect a personal investment, such as an option on that security, also would violate this Code.

                  B.       Profiting From Knowledge of Client Transactions

                           Using your knowledge of Client transactions to profit by the market effect of such transactions is prohibited including dealing ahead of a Client's order or ahead of a research recommendation.

                  C.       Certain Trades

                           Even the appearance of an employee of an investment adviser trading the same securities for his or her personal account on or about the same time as the adviser is trading for the Client may not be in the best interest of the Clients. Accordingly, you may not buy or sell a security a Client has traded within 7 calendar days on either side of the Client's trade date (i.e., date of execution, not the settlement date). For example, assuming the day the Client trades a security is day 0, day 8 is the first day you may trade that security for your own account. This prohibition is in addition to the pre-clearance restrictions set forth below. If application of this rule would work to the disadvantage of a Client (e.g., you sold a security on day 0 and on day 3, after new events had occurred, Genesis determined that the Client should buy the same security) you must apply to the Compliance Officer for an exception.

                           A Covered Person may not deal in any securities of a House Fund during a "close period" in order to ensure that such persons do not abuse and do not place themselves under the suspicion of abusing price-sensitive information that they may have or be thought to have, especially in periods leading up to an announcement of results. (See also Paragraph F Insider Dealing below).

                           A "close period" is:

                           (i) The period of two months immediately preceding the preliminary announcement of the company's annual results or, if shorter, the period from the relevant financial year end up to and including the time of the announcement; and

                           (ii) If the company reports on a half-yearly rather than a quarterly basis, the period of two months immediately preceding the announcement of the half-yearly results or, if shorter, the period from the relevant financial period end up to and including the time of the announcement; or

                           (iii) if the company reports on a quarterly basis, the period of one month immediately preceding the announcement of the quarterly results, or if shorter, the period from the relevant financial period end up to and including the time of the announcement (unless subparagraph (i) above applies).

                           If you are uncertain as to whether the trading date is during a "close period", please contact the Compliance Officer.

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
                  D.       Gifts and Hospitalities

                           Genesis generally prohibits employees from receiving gifts, gratuities and other from any person or entity that does business with the Genesis Group or from any entity which is a potential Client investment. Genesis Policy on Gifts and Inducements (attached hereto as Appendix B) sets forth the specific policies, restrictions and procedures to be observed by employees with respect to business-related gifts and related matters.

                  E.       Violations of the Antifraud Laws and Regulations

                           Violations of the antifraud provisions of the federal securities laws and the rules and regulations promulgated thereunder, including the antifraud provision of Rule 17j-1 under the Investment Company Act are prohibited. In that Rule, the SEC specifically makes it unlawful for any person affiliated with Genesis in connection with the purchase or sale, directly or indirectly, by such person of a "security held or to be acquired" by a
                           Client:

                           "(1) To employ any device, scheme or artifice to defraud the Client;

                           (2) To make any untrue statement of a material fact to the Client or omit to state a material fact necessary in order to make the statements made to the Client, in light of the circumstances under which they are made, not misleading;

                           (3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Client; or

                           (4) To engage in any manipulative practice with respect to the Client."

                           Rule 17j-1 defines "security held or to be acquired" very broadly to include any security (other securities that are not reportable securities) that, "within the most recent 15 days, (i) is or has been held by such company, or (ii) is being or has been considered by such company or its investment adviser for purchase by such company, and (iii) any option to purchase or sell, and any security convertible into or exchangeable for" a reportable security. Thus the antifraud provisions of Rule 17j-1 may apply to transactions in securities even if not recently traded by a Client. Under Rule 17j-1, a sufficient nexus exists if a fraud is effected in connection with a security held for a long period in a portfolio or merely considered for inclusion in a portfolio. In addition, the receipt of compensation in the form of an opportunity to purchase a security that is intended to induce a Client to purchase other securities must be reported under this Rule, whether or not the compensation is in the form of an opportunity to purchase a security "held or to be acquired" by a Client.

                           Moreover, the general antifraud provisions of the US Securities Exchange Act of 1934 and other federal securities statutes make unlawful fraud in connection with the purchase or sale of securities, even if such securities do not fall within the scope of Rule 17j-1.

                  F.       Insider Dealing

                           In general, Covered Persons who have non-public information are prohibited from dealing in securities or passing on such inside information if the information, if made public, would be likely to have a significant effect on the price of the securities. A more detailed discussions of insider dealing is set forth in the Statement of Policies and Procedures on Insider Dealing attached hereto as Appendix C.

         III      Pre-clearance

                  One of the most important objectives of these Rules is to prevent Covered Persons from making personal trades on the basis of information about portfolio transactions made by the Clients. Trading on such information for personal benefit not only constitutes a violation of these Rules, but also may influence the market in the security traded and thus prevent transactions for the Clients from being conducted at the most favourable price. To further reduce the possibility that Client transactions will be affected by such trades, Covered Persons must comply with the following procedures before effecting a personal transactions in any IPOs, limited offerings, Emerging Markets Securities and House Funds.

                           Limited offering means an offering that is exempt from registration under the US Securities Act of 1933, as amended, pursuant to Sections 4(2) or 4(6) or under Rule 504, 505 or 506.

                           Emerging Markets Securities means those securities as such defined by the Directors including those in which a Client is invested and those securities which fall within the Genesis investment universe.

                           House Funds are those listed companies and Clients which are managed by a member or affiliate of the Genesis Group.

                  If you are uncertain as to whether a security falls within the definition of an Emerging Markets Security or House Fund, please contact the Compliance Officer.

                  As they are not directly involved in the investment selection process, independent directors are not required to pre-clear trades in Emerging Markets Securities; however, transactions in such securities would still be reportable under Section IV of these Rules.

                  PRE-CLEARANCE PROCEDURES.

                  a) If you plan to participate in an IPO or limited offering or trade in an Emerging Markets Security or House Fund, you must first complete a Dealing Form (see Exhibit 1) which is available from the Compliance Officer. This form must be signed and approved by the Compliance Officer or a Director other than a person making the application and lodged with the Compliance Officer.

                  b) Transactions in accounts beneficially owned by a Covered Person where investment discretion has been provided to a third party in a written document and for which the Covered Person provides no input regarding investment decision making will not be subject to pre-clearance. Transactions in reportable securities in such accounts however, still must be reported under Section IV of these Rules.

                  c) Notwithstanding the fact that approval has been given, you must report a securities transaction within 7 days of execution and submit a copy of the contract note or equivalent document to the Compliance Officer. You may arrange for such documentation to be delivered directly from the broker.

         IV.      Reporting

                  You must report in writing all personal securities holdings owned directly or otherwise beneficially owned. Such report must cover all Covered Securities and brokerage accounts in which you are a beneficial owner of any securities in the account may be made either in writing or may be entered into a confidential systems database maintained by the Compliance Officer.


                  INITIAL REPORT

                  Each new Covered Person must file a holdings disclosure within 7 days of the commencement of employment. (See Exhibit 2).


                  WITHIN 7 DAYS OF TRANSACTION

                  All Covered Persons (other than the independent directors not directly involved in the investment selection process) must report a securities transaction within 7 days of execution and submit a copy of the contract note or equivalent document to the Compliance Officer. You may arrange for such documentation to be delivered directly from the broker.


                  QUARTERLY REPORT

                  All Covered Persons must file a holdings report containing current information as of a date no more than 10 days after the end of the calendar quarter. If you have elected to have your initial report and subsequent trades input into the confidential database, the Compliance Officer, based on the information you have provided in such quarter, will prepare draft quarterly reports for your review and approval.

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          V.      Additional Information


                  ENFORCEMENT

                  In order to ensure that the Code of Ethics is not only be adopted but also be enforced with reasonable diligence, records of any violation of the Code of Ethics and of the actions taken as a result of such violations will be kept.


                  REVIEW

                  The Compliance Officer will review on a regular basis the reports filed pursuant to this Code. In this regard, the Compliance Officer will give special attention to evidence, if any, of potential violations of the antifraud provisions of the federal securities laws or the procedural requirements or ethical standards set forth in this Code of Ethics.


                  ACKNOWLEDGEMENT

                  Each new Genesis employee or Covered Person will be given a copy of the Code of Ethics and these Rules upon commencement of employment. Within 7 days thereafter, you must file an acknowledgment stating that you have read and understand the provisions of the Code of Ethics and the Rules and Procedures for Personal Investing including all Appendices thereto and provide a written list to the Compliance Officer of all Covered Securities and brokerage accounts in which you are a beneficial owner of any securities in the account.


                  ANNUAL UPDATE

                  Each year within 30 days of the year end you will be required to file an annual update stating that you have reviewed the provisions of the Code of Ethics, understand the provisions of the Code and that the Code applies to you, and believe that your personal transactions in reportable securities for the previous calendar year, and those of your family members which are deemed to be beneficially owned by you, have been reported as required under the Code and were consistent with its provisions.

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                  APPENDIX A - BENEFICIAL OWNERSHIP

                  As used in the Rules, beneficial ownership will be interpreted using Section 16 of the US Securities Exchange Act of 1934 as amended ("1934 Act") as a general guideline, except that the determination of such ownership will apply to all securities, including debt and equity securities. For purposes of Section 16, a beneficial owner means:

                  Any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares a direct or indirect pecuniary interest in the securities.

                  In general, "pecuniary interest" means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

                  Using the above-described definition as a broad outline, the ultimate determination of beneficial ownership will be made in light of the facts of the particular case. Key factors to be considered are the ability of the person to benefit from the proceeds of the security, and the degree of the person's ability to exercise control over the security.

                  1.       SECURITIES HELD BY FAMILY MEMBERS

                           As a general rule, a person is regarded as having an indirect pecuniary interest in, and therefore is the beneficial owner of, securities held by any child, stepchild, grandchild, parent, step-parent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (collectively, "immediate family") sharing the same household. Adoptive relationships are included for purposes of determining whether securities are held by a member of a person's immediate family.

                  2.       SECURITIES HELD BY A CORPORATION OR SIMILAR ENTITY

                           A person shall not be regarded as having a direct or indirect pecuniary interest in, and therefore shall not be the beneficial owner of, portfolio securities held by a corporation or similar entity in which the person owns securities provided that (i) the person is not a controlling shareholder of the entity or
                           (ii) the person does not have or share investment control over the entity's portfolio securities. "Portfolio securities" means all securities owned by an entity other than securities issued by the entity. Business trusts are treated as corporations for these purposes. In addition, the 1934 Act makes no distinction between public and private corporations for purposes of determining beneficial ownership.

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                  3.       SECURITIES HELD IN TRUST

                           In general, a person's interest in a trust will amount to an indirect pecuniary interest in the securities held by that trust. However, the following persons shall generally not be deemed beneficial owners of the securities held by a trust:

                           a) Beneficiaries, unless (i) the beneficiary has or shares investment control with the trustees with respect to transactions in the trust's securities, (ii) the beneficiary has investment control without consultation with the trustee, or (iii) if the trustee does not exercise exclusive investment control, the beneficiary will be the beneficial owner to the extent of his or her pro rata interest in the trust.

                           b) Trustees, unless the trustee has a pecuniary interest in any holding or transaction in the securities held by the trust. A trustee will be deemed to have a pecuniary interest in the trust's holdings if at least one beneficiary of the trust is a member of the trustee's immediate family.

                           c) Settlors, unless a settlor reserves the right to revoke the trust without the consent of another person; provided, however, that if the settlor does not exercise or share investment control over the issuer's securities held by the trust the settlor will not be deemed to be the beneficial owner of those securities.

                           Indirect pecuniary interest for purposes of Section 16 also includes general partner's proportionate interest in the portfolio securities held by a general or limited partnership.

                           Finally, beneficial ownership is not deemed to be conferred by virtue of an interest in:

                           a) portfolio securities held by any holding company registered under the Public Utility Holding Company Act of 1935;

                           b) portfolio securities held by any investment company registered under the Investment Company Act of 1940; or

                           c) securities comprising part of a broad-based publicly-traded market basket or index of stocks approved for trading by the appropriate federal governmental authority.

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
                  EXAMPLES OF OPEN BENEFICIAL OWNERSHIP

                  1.       Securities Held by Family Members

                           (a)      Example:

                                    X and Y are married. Although Y has an
                                    independent source of income from a family inheritance and segregates her funds from those of her husband, Y contributes to the maintenance of the family home. X and Y have engaged in joint estate planning and have the same financial adviser. Since X and Y's resources are clearly significantly directed towards their common property, they will be deemed to be beneficial owners of each other's securities.

                           (b)      Example:

                                    X and Y are separated and have filed for divorce. Neither party contributes to the support of the other. X has no control over the financial affairs of his wife and his wife has no control over his financial affairs. Neither X nor Y is deemed a beneficial owner of the other's securities.

                           (c)      Example:

                                    X's adult son Z lives in X's home. Z is
                                    self-supporting and contributes to household expenses. X is deemed a beneficial owner of Z's securities.

                           (d)      Example:

                                    X's mother A lives alone and is financially independent. X has power of attorney over his mother's estate, pays all her bills and manages her investment affairs. X borrows freely from A without being required to pay back Clients with interest, if at all. X takes out personal loans from A's bank in A's name, the interest from such loans being paid from A's account. X is a significant heir of A's estate. X is deemed a beneficial owner of A's securities.

                  2.       Securities Held by a Company

                           (a)      Example:

                                    O is a holding company with 5 shareholders.
                                    X owns 30% of the shares in the company. X will be presumed to have beneficial ownership of the securities owned by O.

                  3.       Securities Held in Trust

                           (a)      Example:

                                    X is trustee of a trust created for his two minor children. When both of X's children reach 21, each will receive an equal share of the corpus of the trust. X is deemed a beneficial owner of the securities in the trust.

                           (b)      Example:

                                    X is trustee of an irrevocable trust for his daughter. X is a director of the issuer of the equity securities held by the trust. The daughter is entitled to the income of the trust until she is 25 years old, and is then entitled to the corpus. If the daughter dies before reaching 25, X is entitled to the corpus. X should report the holdings and transactions of the trust as his own.

                                                                              12
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Appendix B

                         POLICY ON GIFTS AND INDUCEMENTS


1.       GIVING OF GIFTS AND INDUCEMENTS

         a. GENERAL It is absolutely forbidden for Covered Persons to provide any gift or inducement to any party which conflicts to their duty with Clients.

         b.       GIVING OF GIFTS
                  It is not Genesis' policy to provide gifts of any sort.

                  If it is a member of staff's wish to give a gift it should be cleared with the Chairman or Compliance Officer beforehand.


         c.       PROVISION OF HOSPITALITY
                  Hospitality may only be provided in the presence of at least one member of Genesis and preferably when more than one is present. All hospitality that is provided should be reasonable given the circumstances.

                  If a member of staff considers that the hospitality could be regarded by an independent observer as being excessive, they should clear the item with a Director or the Compliance Officer before the hospitality is provided.

         d.       REQUESTS FOR CHARITABLE CONTRIBUTIONS FROM CLIENTS
                  Where at all possible, requests for Charitable Contributions from Clients should be politely declined. However, where executives feel that it is impossible to do this without causing offence, the payment should be cleared with the Group Chairman before payment.

2.       ACCEPTING GIFTS OR INDUCEMENTS

         a.       GENERAL
                  It is absolutely forbidden for Covered Persons to receive any gift or inducement from any party which conflicts to their duty with Clients.

         b.       ACCEPTING GIFTS
                  Gifts should only be accepted from Clients where they are reasonable and are in keeping with the nature of the Client relationship. Cash or its equivalent should always be declined. Where it is impossible to refuse a gift that is clearly inappropriate, the recipient should notify the Chairman or the Compliance Officer. The gift will either be retained for Company use or distributed amongst all members of staff.

                  All gifts with a monetary value of more than L25 (US$40) should be reported to the Chairman or the Compliance Officer on the attached form.

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
         c.       RECEIVING HOSPITALITY
                  A modest level of entertaining is part of commercial life and inevitably Genesis' suppliers will offer hospitality to staff. Hospitality is subject to the general rule of appropriateness, additionally staff are forbidden from accepting hospitality when members of the providing company are not present. Therefore if a supplier provides tickets to an event but does not propose to attend himself, the tickets supplied should be treated as a gift rather than hospitality and subject to those rules. Similarly, travel to and from hospitality should not be accepted unless it is clearly part of the event, is provided to all attendees and is in the company of the provider.

                  Any hospitality with a value of more than L150 should be reported to the Compliance Officer using the attached form.

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                                GIFT/HOSPITALITY
                                REGISTRATION FORM



Name of Company Providing Gift/Hospitality
                                           -------------------------------------

Date
                                           -------------------------------------

Nature of Gift/Hospitality
                                           -------------------------------------


                                           -------------------------------------


                                           -------------------------------------

Estimated Monetary Value
                                           -------------------------------------

Genesis Staff Attending
                                           -------------------------------------


                                           -------------------------------------

Approved by Compliance
                                           -------------------------------------

Appendix C


             STATEMENT OF POLICIES AND PROCEDURES ON INSIDER DEALING


         INTRODUCTION

         Genesis' reputation for integrity and high ethical standards in the conduct of its affairs is of paramount importance. To preserve this reputation, it is essential that all transactions in securities be effected in conformity with applicable securities laws. In particular, it is Genesis' long-standing policy that no employee should knowingly trade in securities on the basis of material, nonpublic information. This is sometimes referred to as "insider trading".

         This Statement of Policies and Procedures on Insider Dealing (the "Statement") is issued in response to legislative and regulatory initiatives and activities, and constitutes a written supplement to the principles of the Code of Ethics.

         In November, 1988, the Insider Trading and Securities Fraud Enforcement Act of 1988 ("the Act") was enacted into US law. The Act is designed to add to the enforcement of securities laws, particularly in the area of insider trading, by imposing severe penalties on persons who violate the laws by trading on material, nonpublic information. The Act also imposes on broker-dealers and investment advisers the explicit obligation to establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of inside information. In addition, in recent years insider trading has become a top enforcement priority of the SEC and the United States Attorneys. As a result of insider trading violations, both the firm and the employee(s) involved could be subject to disciplinary action or fines by the SEC, damage actions brought by private parties and criminal prosecutions.

         Similarly, Part V of the UK Criminal Justice Act 1993 makes it a criminal offence with a maximum penalty of seven years' imprisonment and an unlimited fine, for an individual who has non-public information to deal in price-affected securities (including warrants or derivatives relating to them) on a regulated market, or to deal with or through a professional intermediary or by acting himself as a professional intermediary.

         PURPOSE OF STATEMENT

         The purpose of this statement is to explain: (1) the general legal prohibitions regarding insider trading; (2) the meaning of the key concepts underlying the prohibition; (3) the sanctions for insider trading and expanded liability for controlling persons; and (4) your obligations in the event you learn of material, nonpublic information. This Statement is intended to cover both the US and UK prohibition on insider dealing.

         APPLICABILITY

         This Statement applies to all Covered Persons as set forth in the Rules and Procedures for Personal Investing and whether they deal for Clients or their personal account.

         THE BASIC INSIDER TRADING PROHIBITION

         In general, the "insider trading" legislation prohibits any person from knowingly or recklessly breaching a duty owed by that person:

                  - trading while in possession of material, nonpublic information;

                  -    communicating ("tipping") such information to others;

                  - recommending the purchase or sale of securities on the basis of such information; or

                  - providing substantial assistance to someone who is engaged in any of the above activities.

         In addition, an SEC rule prohibits an individual from trading while in possession of material, nonpublic information relating to a tender offer, whether or not trading involves a breach of duty, except for a firm acting in compliance with Chinese Wall procedures.

         Although Genesis has a fiduciary relationship with its clients, Genesis has no legal obligation to trade or recommend trading on the basis of information its employees know to be "inside" information. In fact, such conduct could violate the federal securities laws.

         BASIC CONCEPTS

         The Act did not specifically define insider trading. However, federal law prohibits knowingly or recklessly purchasing or selling directly or indirectly a security while in possession of material, nonpublic information or communicating ("tipping") such information in connection with a purchase or sale. Under current case law, the SEC must establish that the person misusing the information has breached either a fiduciary duty to the shareholders or some other duty not to misappropriate insider information.

         Thus, the key aspects of insider trading are: (A) materiality, (B) nonpublic information, (C) knowing or reckless action and (D) breach of fiduciary duty or misappropriation. Each aspect is briefly discussed below.

         A.       MATERIALITY

                  Insider trading restrictions arise only when information that is used for trading, recommending or tipping is "material." Information is considered "material" if there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or if it could reasonably be expected to affect the price of a company's securities. It need not be so important that it would have changed the investor's decision to buy or sell.

                  On the other hand, not every tidbit of information about a security is material. The courts have held that information that merely tests "the meaning of public information" or that fills in the mosaic of various pieces of research analysis is not material.

                  Under the UK legislation, securities are "price affected" if the inside information, if made public, would be likely to have a significant effect on the price of the securities.

         B.       NONPUBLIC INFORMATION

                  Information is considered public if it has been disseminated in a manner making it available to investors generally (e.g., national business and financial news wire services, such as Dow Jones, Bloomberg and Reuters; national news services, such as Associated Press, New York Times or Wall Street Journal; broad tapes; SEC reports; brokerage firm reports).

                  Just as an investor is permitted to trade on the basis of nonpublic information that is not material, he or she may also trade on the basis of information that is public. However, information given by a company director to an acquaintance of an impending takeover prior to that information being made public would be considered both "material" and "nonpublic." Trading by either the director or the acquaintance prior to the information being made public would violate the federal securities laws.

         C.       KNOWING

                  Under the federal securities laws, a violation of the insider trading limitations requires that the individual act with "scienter" -- with knowledge that his or her conduct may violate these limitations or in a reckless manner. Recklessness involves acting in a manner which ignores circumstances which a reasonable person would conclude would result in a violation of insider trading limitations.

         D.       FIDUCIARY DUTY

                  The general tenor of recent US court decisions is that insider trading does not violate the federal securities laws if the trading, recommending or tipping of the insider information does not result in a breach of duty. Over the last decade, the SEC has brought cases against accountants, lawyers and stockbrokers because of their participation in a breach of an insider's fiduciary duty to the corporation and its shareholders. The SEC has also brought cases against noncorporate employees who misappropriated information about a corporation and thereby allegedly violated their duties to their employers. Consequently, the situations in which a person can trade on the basis of material, nonpublic information without raising a question whether a duty has been breached are so rare, complex and uncertain that the only prudent course is not to trade, tip or recommend based on inside information. In addition, trading by an individual while in possession of material, nonpublic information relating to a tender offer is illegal irrespective of whether such conduct breaches a fiduciary duty of such individual.

                  Set forth below are several situations where courts have held that such trading involves a breach of fiduciary duty or is otherwise illegal.

         1.       CORPORATE INSIDER

                  In the context of interviews or other contact with corporate management, the US Supreme Court held that an investment analyst who obtained material, nonpublic information about a corporation from a corporate insider does not violate insider trading restrictions in the use of such information unless the insider disclosed the information for "personal gain." However, personal gain may be defined broadly to include not only a pecuniary benefit, but also a reputational benefit or a gift. Moreover, selective disclosure of material, nonpublic information to an analyst might be viewed as a gift.

         2.       TIPPING INFORMATION

                  The Act includes a technical amendment clarifying that tippers can be sued as primary violators of insider trading prohibitions, and not merely as aidors and abettors of a tippee's violation. In enacting this amendment, Congress intended to make clear that tippers cannot avoid liability by misleading their tippees about whether the information conveyed was nonpublic or whether its disclosure breached a duty. However, Congress recognized the crucial role of securities analysts in the smooth functioning of the markets, and emphasized that the new direct liability of tippers was not intended to inhibit "honest communications between corporate officials and securities analysts."

         3.       CORPORATE OUTSIDER

                  Additionally, liability could be established when trading occurs based on material, nonpublic information that was stolen or misappropriated from any other person, whether a corporate insider or not. An example of an area where trading on information may give rise to liability, even though from outside the company whose securities are traded, is material, nonpublic information secured from an attorney or investment banker employed by the company.

         4.       TENDER OFFERS

                  The SEC has adopted a rule specifically prohibiting trading while in possession of material information about a prospective tender offer before it is publicly announced. This rule also prohibits trading while in possession of material information during a tender offer which a person knows or has reason to know is not yet public. Under the rule, there is no need for the SEC to prove a breach of duty. Furthermore, in the SEC's view, there is no need to prove that the nonpublic, material information was actively used in connection with trading before or during a tender offer. However, this rule has an exception that allows trading by one part of a securities firm where another part of that firm has material, nonpublic information about a tender offer if certain strict (Chinese Wall) procedures are followed.

                  SANCTIONS AND LIABILITIES

                  SANCTIONS

                  Insider trading violations may result in severe sanctions being imposed on the individual(s) involved and on Genesis. These could involve SEC administrative sanctions, such as being barred from employment in the securities industry, SEC suits for disgorgement and civil penalties of, in the aggregate, up to three times profits gained or losses avoided by the trading, private damage suits brought by persons who traded in the market at about the same time as the person who traded on inside information, and criminal prosecution which could result in substantial fines and jail sentences.

                  Similarly, Part V of the UK Criminal Justice Act 1993 makes it a criminal offence with a maximum penalty of seven years' imprisonment and an unlimited fine, for an individual to engage in insider dealing.

                  Even in the absence of legal action, violation of insider trading prohibitions or failure to comply with this Statement and the Code may result in termination of your employment and referral to the appropriate authorities.

                  CONTROLLING PERSONS

                  The Act increases the liability of "controlling persons" -- defined to include both an employer and any person with the power to influence or control the activities of another. For purposes of the Act, any individual or firm that is a director or officer exercising policy making responsibility is presumed to be a controlling person. Thus, a controlling person may be liable for another's actions as well as his or her own.

                  A controlling person of an insider trader or tipper may be liable if such person failed to take appropriate steps once such person knew of, or recklessly disregarded the fact that the controlled person was likely to engage in, a violation of the insider trading limitations. The Act does not define the terms, but "reckless" is discussed in the legislative history as a "heedless indifference as to whether circumstances suggesting employee violations actually exist."

                  A controlling person of an insider trader or tipper may also be liable if such person failed to adopt and implement measures reasonably designed to prevent insider trading. This Statement and the Code are designed for this purpose, among others.

           PROCEDURES TO BE FOLLOWED WHEN RECEIVING INSIDE INFORMATION

                  GENERAL

                  Whenever a Covered Person receives what he or she believes may be material, nonpublic information, he or she:

                           - should not trade on his or her own behalf or on behalf of a Client, private proprietary accounts or other accounts in the securities to which the information relates, tip the information to others or recommend purchase or sale of securities while that information remains nonpublic.

                           - should promptly contact the Compliance Officer and refrain from disclosing the information to anyone else, unless specifically advised to do so by the Compliance Officer.

                  COMPLIANCE REPORTING

                  All Covered Persons are required to report all personal and beneficially owned securities transactions to the Compliance Officer. The Compliance Officer regularly reviews these personal transactions relative to the securities trades of the Clients, and may undertake a special review if deemed necessary or appropriate, if he has reason to believe that any Genesis employee has engaged, is engaged or is about to engage in insider trading.

                  EMPLOYEE EDUCATION

                  To ensure that every Covered Person understands the firm's policies and procedures with respect to insider trading, the following will occur:

                                    INITIAL REVIEW FOR NEW EMPLOYEES

                                    All Covered Persons will be given a copy of this Statement along with the Code of Ethics at the time of their employment and will be required to read and sign each. The Compliance Officer will review the Statement with each new employee at the time of his or her employment.

                                    ANNUAL REVIEW

                                    The Compliance Officer will review this
                                    Statement and the Code of Ethics at least annually and update where and when appropriate.

                                    ANNUAL CERTIFICATION

                                    Covered Persons may be required to certify compliance with this statement in writing on at least an annual basis.

EXHIBIT 1


                              PRIVATE PLACEMENT/IPO
                          EMERGING MARKETS/HOUSE FUNDS
                                APPROVAL REQUEST


DATE SUBMITTED:
                       -----------------------------

Name (please print)
                       -----------------------------



1.       Company Name


2.       Who contacted you regarding this investment?


3.       Which firm employs this individual?


4. Does the above individual or firm have a relationship with Genesis Clients? If yes, please explain.


         -----------------------------------------------------------

         -----------------------------------------------------------


5.       What is the individual's relationship to Genesis?


6.       What is your relationship to the contact person?


7.       What is the total amount of the private placement?


8.       What is the value of your proposed investment?


9.       Does this company have publicly traded securities?


10. Is this investment held by any current or past Clients? If so, please indicate which Clients.

11. Has this investment been sold by a Client? If so, please indicate which Clients?

12. Is this investment suitable or has it been considered for inclusion in a Client's portfolio? Yes No

         If no, please explain.

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------



         Signature of Applicant
                               -----------------------------

         Approved/Disapproved


         By
                  -----------------------------

         Name:
                  -----------------------------

         Title:
                  -----------------------------

         Date:
                  -----------------------------

EXHIBIT  2

                              PERSONAL HOLDINGS AND
                          BROKERAGE ACCOUNTS DISCLOSURE



Name:
     -----------------------------------------

I certify to the best of my knowledge that I have read and understood the Rules and Procedures for Personal Investing including all Appendices thereto and the information on this disclosure includes all information required to be reported pursuant to Section IV of such Rules.



Signature:                                          Date:
          -----------------------------------            ----------------------

SECTION A         PRIVATE PLACEMENT DISCLOSURE (CHECK ONE.)

                  1.       I have no private placement investment at this time.
          -------

                  2.       I am listing below all private placements I am
          -------          currently involved in:


Date of           $ Amount            Company Name               Is Company Publicly
Investment                                                       Traded

------------      ---------------     ------------------------   --------------------

------------      ---------------     ------------------------   --------------------

------------      ---------------     ------------------------   --------------------

------------      ---------------     ------------------------   --------------------


SECTION B         REPORTABLE SECURITIES (CHECK ONE.)

                  1.       I do not have any personal or beneficially owned
          -------
                           holdings in reportable securities. (You may skip Section C. Go to Section D.)

                  2.       I have personal or beneficially owned reportable
          -------
                           securities to disclose. (You must complete Section
                           C.)

SECTION C         DISCLOSURE OF REPORTABLE SECURITIES

                  1. I have attached the most recent statement for each account in which I hold reportable securities.

                           If you have had any reportable securities transactions since the statement date, you must also include a copy of each trade confirmation. Statements need to be current (within 30 days of the date this report is completed). If you do not have a current statement, you will need to list the individual holdings in the table below.

                  2. For the accounts in which I hold reportable securities and have not attached a statement or for securities that are not held in an account (i.e., stock certificates) I am listing my current holdings below.


PERSONAL HOLDINGS DISCLOSURE

SECURITY NAME                           SYMBOL/CUSIP       # OF SHARES          $ VALUE

--------------------------------        --------------     ----------------     ---------------

--------------------------------        --------------     ----------------     ---------------

--------------------------------        --------------     ----------------     ---------------

--------------------------------        --------------     ----------------     ---------------

--------------------------------        --------------     ----------------     ---------------

--------------------------------        --------------     ----------------     ---------------

--------------------------------        --------------     ----------------     ---------------

--------------------------------        --------------     ----------------     ---------------

--------------------------------        --------------     ----------------     ---------------

Attach additional sheets if necessary.

SECTION D         PERSONAL BROKERAGE ACCOUNT DISCLOSURE


Disclose In The Space Provided Below All Personal Brokerage Accounts And Brokerage Accounts In Which You Have Beneficial Ownership.


ACCT #          DATE EST.        NAME(S) ON ACCOUNT          NAME OF BROKERAGE
                                                             FIRM

------------    -------------    ------------------------    -------------------

------------    -------------    ------------------------    -------------------

------------    -------------    ------------------------    -------------------

------------    -------------    ------------------------    -------------------

Make sure this form is signed and dated above, then return it to the Compliance Officer.

                                  G E N E S I S


                               THE CODE OF ETHICS



GENESIS has adopted the following as its Code of Ethics:

1.       INTEGRITY

GENESIS will observe high standards of integrity and fair dealing.

2.       SKILL, CARE AND DILIGENCE

GENESIS will act with due skill, care and diligence.

3.       MARKET PRACTICE

GENESIS will observe high standards of market conduct. It will also, to the extent endorsed for the purpose of these Ethics, comply with any code or standard as in force from time to time and as it applies to the company either according to its terms or by rulings made under it.

4.       INFORMATION ABOUT CUSTOMERS

GENESIS will seek from clients which it advises or for whom it exercises discretion, any information about their circumstances and investment objectives which might reasonably be expected to be relevant in enabling it to fulfil its responsibilities to them.

5.       INFORMATION FOR CUSTOMERS

GENESIS will take reasonable steps to give each client it advises, in a comprehensible and timely way, any information needed to enable him to make a balanced and informed decision. GENESIS will similarly be ready to provide a client with a full and fair account of the fulfillment of its responsibilities to him.

6.       CONFLICT OF INTEREST

GENESIS will either avoid any conflict of interest arising or, where conflicts arise, will ensure fair treatment to all its Clients by disclosure, internal rules of confidentiality, declining to act, or otherwise. GENESIS will not unfairly place its interests above those of its Clients and, where a properly informed Client would reasonably expect that the company would place his interests above its own, the company should live up to that expectation.

7.       CUSTOMER ASSETS
GENESIS does not intend to hold Client Assets as part of its business. However, were the company to have control of or be otherwise responsible for assets belonging to a Client it will arrange proper protection for them, by way of segregation and identification of those assets or otherwise.

8.       FINANCIAL RESOURCES
GENESIS will ensure that it maintains adequate financial resources to meet its investment business commitments and to withstand the risks to which its business is subject.

9.       INTERNAL ORGANISATION
GENESIS will organise and control its internal affairs in a responsible manner, keeping proper records, and where the firm employs staff or is responsible for the conduct of investment business by non members of staff, will ensure that there are adequate arrangements in place to ensure that personnel are suitable, adequately trained and properly supervised and that there exist well-defined compliance procedures.

10.      RELATIONS WITH REGULATORS
GENESIS will deal with its regulators in an open and cooperative manner and keep the regulators promptly informed of anything concerning the company which might reasonably be expected to be disclosed to it.

TO:      ALL GENESIS EMPLOYEES

FROM:    Martyn Ryan, Compliance Officer

DATE:    July 14, 2000

RE:      The Code of Ethics
         Rules and Procedures for Personal Investing
         Policy on Gifts and Inducements (Appendix B)
         Statement of Policies and Procedures on Insider Dealing (Appendix C) Information Protection Booklet

Certain revisions have been introduced by the SEC in the United States concerning personal dealings in securities. We have used the opportunity of these changes to update various of our internal procedures in this and associated areas.

You will find attached a package of documents containing policies and procedures with which you are expected to comply as a condition of your employment.

Please read these documents carefully and sign the attached Acknowledgment of Receipt as soon as possible. If you have any questions concerning these documents please ask me or, in my absence, Marguerite Mills.

THE ACKNOWLEDGMENT SHOULD BE RETURNED TO THE COMPLIANCE OFFICER BY JULY 31,
2000.

To: The Compliance Officer



                            ACKNOWLEDGMENT OF RECEIPT



I acknowledge receipt of the Genesis Code of Ethics, the Rules and Procedures for Personal Investing, Statement of Policies and Procedures on Insider Dealing and Policy on Gifts and Inducements (collectively, the "Code of Ethics") and the Information Protection Booklet.


I confirm that I have read and understand the policies that apply to me, and acknowledge that my personal and beneficially owned securities transactions are subject to the terms of the Code of Ethics. I certify to the best of my knowledge that all my personal and beneficially owned securities transactions, have been reported as required and are consistent with the terms of the Code of Ethics that I have conducted myself in accordance therein.





Name:
           -------------------------------------
           (please print)

Signature:
           -------------------------------------

Date:
           -------------------------------------